Exhibit 99.1

DATALINK REPORTS 2013 SECOND QUARTER AND SIX MONTH OPERATING RESULTS

Second Quarter and Six Month Revenues Up 23% and 18% Year-Over-Year, Respectively

EDEN PRAIRIE, Minn., July 25, 2013 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today reported results for its second quarter and six months that ended June 30, 2013.  Revenues for the quarter ended June 30, 2013, increased 23% to $148.2 million compared to $120.0 million for the quarter ended June 30, 2012 and increased 11% over revenues of $133.6 million in the first quarter of 2013.  Revenues for the six months ended June 30, 2013, increased 18% to $281.7 million compared to $239.1 million for the six months ended June 30, 2012.

The company’s results for the quarter and six months ended June 30, 2013, include the results of operations from the acquisition of Strategic Technologies, Inc. (“StraTech”), which was completed on October 4, 2012.

GAAP Results

On a GAAP basis, the company reported net earnings of $2.9 million or $0.16 per diluted share for the second quarter ended June 30, 2013.  This compares to net earnings of $3.2 million or $0.18 per diluted share in the second quarter of 2012. For the six months ended June 30, 2013, the company reported net earnings of $4.0 million or $0.22 per diluted share, compared to net earnings of $5.4 million, or $0.31 per diluted share, for the six months ended June 30, 2012.  The decrease in net earnings is due to the amortization of intangible assets related to the acquisition of StraTech.

Non-GAAP Results

Non-GAAP net earnings for the second quarter of 2013 were $4.7 million, or $0.26 per diluted share, compared to non-GAAP net earnings of $4.0 million, or $0.23 per diluted share, in the second quarter of 2012.  For the six months ended June 30, 2013, the company reported non-GAAP net earnings of $7.9 million, or $0.44 per diluted share, compared to non-GAAP net earnings of $6.9 million, or $0.40 per diluted share, for the six months ended June 30, 2012.  A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

Highlights of the quarter and six months ended June 30, 2013, include:

•                  Record second quarter and first six month non-GAAP revenues and earnings.

•                  Record $54.9 million combined customer support and professional services revenues in second quarter 2013, up 28% from second quarter 2012 and 12% from first quarter 2013.  Second quarter professional services revenues alone were up 24% from the second quarter of 2012 and up 30% from first quarter 2013.

•                  Continued growth in customers who did over $1 million of business with the company from 22 in second quarter 2012 to 26 in second quarter 2013.

•                  Selection as the first Hitachi Data Systems partner authorized to provide OneCall support for Hitachi Unified Compute Platform Select for VMware vSphere with Cisco Unified Computing System, and for Hitachi Virtual Storage Platform, converged infrastructure solutions.

•                  Authorized by Cisco to provide OneCall support on all Cisco products Datalink sells with an initial focus on data center products.

•                  A major expansion of Datalink’s professional services portfolio with the addition of application, data, and infrastructure migration services.

•                  Ranked #52 on CRN’s 2013 Solution Provider 500 list of North America’s top technology integrators — up from 59th last year and 72nd and 195th previous to that — based on annual revenues.

“We turned in a solid revenue and earnings performance in the second quarter and first half of 2013.  That performance was fueled by three factors: our continually expanding mix of data center products and services, our emphasis on selling more complex projects with higher wallet share, and rising market demand for modern data center infrastructures,” said Paul Lidsky, Datalink’s president and CEO. “Companies are increasingly aware of our ability to transform their data centers allowing them to drive business agility and facilitate advances such as private and hybrid cloud deployments.   This continues to provide a strong foundation for our growth.”

Outlook

Based on the company’s current backlog, sales pipeline and lengthening sales cycles, the company projects revenues of $140.0 million to $150.0 million for the third quarter of 2013 compared to $104.8 million for the third quarter of 2012.  This represents an increase in expected revenues of between 34% and 43%. The company expects third quarter 2013 net earnings to be between $0.12 and $0.18 per diluted share on a GAAP basis, and net earnings of between $0.23 and $0.29 per diluted share on a non-GAAP basis.  This compares to net earnings of $0.11 per diluted share and $0.16 per diluted share on a GAAP and non-GAAP basis, respectively, for the same period in 2012.

Non-GAAP earnings per share exclude the effect of acquisition accounting adjustments from the StraTech acquisition to deferred revenue and costs, integration and transaction costs related to acquisitions, stock-based compensation expense, amortization of intangible assets, and the related effects on income taxes. The company estimates this total effect will be approximately $0.11 per diluted share for the third quarter of 2013.

Conference Call and Webcast Today

Datalink will hold a conference call today at 4:00 p.m. Central Standard Time, during which Datalink’s president and chief executive officer, Paul Lidsky, and vice president of finance and chief financial officer, Greg Barnum, will discuss company results and provide a business overview. Participants can access the conference call by dialing (866) 318-8611. Participants will be asked to identify the Datalink conference call and provide the designated identification number (27422046). A live Webcast of the conference call can be heard via Datalink’s website at www.datalink.com.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced networks, and business continuity. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, including our internal projections of certain anticipated 2013 results, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, many of which are included under “Risk Factors” in our annual report on Form 10-K for our year ended December 31, 2012, including, but not limited to: the level of continuing demand for data center solutions and services including the effects of current economic and credit conditions and the ability of organizations to outsource data center infrastructure-related services to service providers such as us; the migration of organizations to virtualized server environments, including using a private cloud computing infrastructure; the extent to which customers deploy disk-based backup recovery solutions; the realization of the expected trends identified for advanced network infrastructures; reliance by manufacturers on their data service partners to integrate their specialized products; continued preferred status with certain principal suppliers; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; our ability to hire and retain key technical and sales personnel; continued productivity of our sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; success of the implementation of our enterprise resource planning system; risks associated with integrating completed and future acquisitions; the ability to execute our acquisition strategy; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Furthermore, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably. We cannot assure you that we can grow or maintain our revenue and backlog from current levels.  Additional factors that may cause actual results to differ from our assumptions and expectations include those set forth in our most recent filing on Form 10-K filed with the Securities and Exchange Commission.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

# # #

Company Contacts:

Investors & Analysts:

Greg Barnum

Vice President and CFO

Phone:  952-279-4816

Email:  gbarnum@datalink.com

Media & Alliances:

Suzanne Gallagher

SVP of Marketing

Phone: 720-566-5110

Email: sgallagher@datalink.com

Investor Relations:

Kim Payne

Investor Relations Coordinator

Phone:  952-279-4794

Fax:      952-944-7869

Email:  einvestor@datalink.com

website: www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net sales:
Products	$93,295	$77,294	$177,699	$157,534
Services	54,860	42,748	104,043	81,596
Total net sales	148,155	120,042	281,742	239,130

Cost of sales:
Cost of products	72,747	59,805	138,813	122,389
Cost of services	41,804	32,204	79,476	61,382
Total cost of sales	114,551	92,009	218,289	183,771
Gross profit	33,604	28,033	63,453	55,359
Operating expenses:
Sales and marketing	15,572	12,220	28,779	24,777
General and administrative	5,051	4,628	10,694	9,352
Engineering	6,136	5,155	13,124	10,949
Integration and transaction costs	25	—	73	20
Amortization of intangibles	1,841	619	3,823	1,238
Total operating expenses	28,625	22,622	56,493	46,336
Earnings from operations	4,979	5,411	6,960	9,023
Interest expense, net	(17)	(2)	(116)	(12)
Earnings before income taxes	4,962	5,409	6,844	9,011
Income tax expense	2,032	2,190	2,806	3,631
Net earnings	$2,930	$3,219	$4,038	$5,380

Earnings per common share:
Basic	$0.17	$0.19	$0.23	$0.32
Diluted	$0.16	$0.18	$0.22	$0.31
Weighted average common shares outstanding:
Basic	17,600	17,053	17,566	17,012
Diluted	18,103	17,445	17,986	17,383

DATALINK CORPORATION

BALANCE SHEETS

(In thousands, except share data)

	June 30,	December 31,
	2013	2012
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$23,102	$10,315
Accounts receivable, net	92,443	143,958
Receivable due from seller of StraTech acquisition	4,243	4,243
Inventories, net	1,417	2,554
Current deferred customer support contract costs	89,335	87,052
Inventories shipped but not installed	12,257	8,784
Income tax receivable	318	2,430
Other current assets	818	852
Total current assets	223,933	260,188
Property and equipment, net	6,772	6,082
Goodwill	37,780	37,780
Finite-lived intangibles, net	16,937	20,760
Deferred customer support contract costs non-current	43,865	40,771
Deferred tax asset	4,297	4,471
Long term lease receivable	803	—
Other assets	455	455
Total assets	$334,842	$370,507

Liabilities and Stockholders’ Equity

Current liabilities
Line of credit	$—	$6,000
Accounts payable	43,494	83,880
Accrued commissions	5,200	8,730
Accrued sales and use tax	905	3,489
Accrued expenses, other	6,211	6,027
Current deferred taxes	9,034	9,034
Customer deposits	5,077	3,645
Current deferred revenue from customer support contracts	110,029	105,167
Other current liabilities	162	157
Total current liabilities	180,112	226,129
Deferred revenue from customer support contracts non-current	52,494	48,167
Other liabilities non-current	751	828
Total liabilities	233,357	275,124

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 18,919,304 and 18,726,723 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	19	19
Additional paid-in capital	72,938	70,875
Retained earnings	28,528	24,489
Total stockholders’ equity	101,485	95,383
Total liabilities and stockholders’ equity	$334,842	$370,507

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Earnings from operations on a GAAP basis	$4,979	$5,411	$6,960	$9,023
GAAP operating margin	3.4%	4.5%	2.5%	3.8%

Non-GAAP Adjustments:
Purchase accounting adjustment to StraTech deferred revenue and cost, net	297	8	809	20
Total gross margin adjustments	297	8	809	20

Stock based compensation expense included in sales and marketing	334	209	606	372
Stock based compensation expense included in general and administrative	302	421	828	708
Stock based compensation expense included in engineering	217	95	360	235
Integration and transaction costs	25	—	73	20
Amortization of intangible assets	1,841	619	3,823	1,238
Total operating expense adjustments	2,719	1,344	5,690	2,573

Non-GAAP earnings from operations	7,995	6,763	13,459	11,616
Non-GAAP operating margin	5.4%	5.6%	4.8%	4.9%

Interest income (expense), net	(17)	(2)	(116)	(12)
Income tax expense impact including Non-GAAP items	3,271	2,738	5,471	4,700

Non-GAAP net earnings	$4,707	$4,023	$7,872	$6,904

Non-GAAP net earnings per share - Basic	$0.27	$0.24	$0.45	$0.41
Non-GAAP net earnings per share - Diluted	$0.26	$0.23	$0.44	$0.40

Shares used in non-GAAP per share calculation - Basic	17,600	17,053	17,566	17,012
Shares used in non-GAAP per share calculation - Diluted	18,103	17,445	17,986	17,383

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2013	2012

Cash flows from operating activities:
Net earnings	$4,038	$5,380
Adjustments to reconcile net earnings to net cash provided by operating activities:
Benefit for bad debts	(44)	(4)
Depreciation	989	861
Amortization of finite lived intangibles	3,823	1,238
Deferred income taxes	174	—
Stock based compensation expense	1,794	1,316
Changes in operating assets and liabilities:
Accounts receivable, net	50,756	16,313
Inventories	(2,336)	3,974
Deferred costs/revenues/customer deposits, net	5,244	1,758
Accounts payable	(40,386)	(25,770)
Accrued expenses	(5,930)	(1,410)
Income tax payable (receivable)	2,112	(871)
Other	(38)	1,246
Net cash provided by operating activities	20,196	4,031

Cash flows from investing activities:
Maturities of investments	—	596
Sale of investments	—	2,294
Purchases of property and equipment	(1,679)	(2,479)
Net cash provided by (used in) investing activities	(1,679)	411

Cash flows from financing activities:
Net payments under line of credit	(6,000)	—
Excess tax from stock compensation	277	553
Proceeds from issuance of common stock from option exercise	237	321
Tax withholding payments reimbursed by restricted stock	(244)	(730)
Net cash provided by (used in) financing activities	(5,730)	144

Increase in cash and cash equivalents	12,787	4,586
Cash, beginning of period	10,315	18,947
Cash, end of period	$23,102	$23,533

Supplemental cash flow information:
Cash paid for income taxes	$242	$3,949
Cash paid for interest expense	$68	$—